THIS RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between Frank Menzler (“Executive”) and HepaLife Technologies, Inc. (the “Company”), effective as of September 30, 2009 (the “Effective Date”).

WHEREAS, the Company and Executive entered into an employment agreement dated August 1, 2006 (the “Prior Employment Agreement”); and

WHEREAS, the Company and Executive wish to restate the terms of Executive’s employment and replace in its entirety the Prior Employment Agreement in order to provide for the Executive’s continued employment by the Company and in order to come into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any final regulations and official guidance promulgated thereunder (“Section 409A”), as set forth below.

NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth herein, the Company and Executive agree that the Prior Employment Agreement is restated and replaced in its entirety as follows:

1.           Term, Duties and Scope of Employment.

            (a)        Term; At-Will Employment.  The initial term of this Agreement shall commence on the Effective Date and shall terminate, subject to earlier termination as provided herein, on March 31, 2010 (the “Initial Term”).  Following the Initial Term, each of the Company and Executive further acknowledge that Executive’s employment to the extent continued after the Initial Term is and will continue to be at-will, and anything herein to the contrary notwithstanding, may be terminated by the Company or the Executive with or without cause The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”

           (b)        Position and Duties.

                       (i)         Executive will continue to serve as the Company’s Chief Executive Officer and President.  Executive will continue to render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned by the Company’s Board of Directors (the “Board”) and to the extent consistent with Executive’s fiduciary duties.  Executive shall be available to travel as the needs of the business require. Executive agrees to exclusively devote hisr full business time, energy and skill to the duties assigned to him by the Board.

                       (ii)        Anything herein to the contrary notwithstanding, Executive and Company agrees and acknowledges that the Board or the Executive, at any time during the Employment Term, may modify Executive’s job title, duties and responsibilities, including but not limited to the appointment of the  Executive to an executive position with any of the Company’s subsidiaries or to a non-executive position with the Company,  as the Board deems necessary and appropriate in light of the Company’s needs and interests from time to time (collectively, a “Reassignment of Responsibilities”). The Board shall provide Executive with three (3) days prior notice of any such Reassignment of Responsibilities, which notice shall provide a general description of the Executives new duties and responsibilities hereunder.

                       (iii)       A Reassignment of Responsibilities shall not result in a reduction or diminution of the Executive’s Salary (as defined below) or other Benefits (as defined below).

(iv)    subject to termination by the Executive this Agreement, and the parties obligations hereunder, will remain in full force and effect, regardless of a Reassignment of Responsibilities to a position with a subsidiary of the Company;

           (v) the new position must be one that utilizes Executive’s skills and experience;

           (vi) Executive shall have the option to perform the reassigned position from Executive’s home;

           (vii)       In the event of a Reassignment of Responsibilities the Executive shall be deemed to have resigned as the Company’s Chief Executive Officer and President and, if requested will promptly provided a letter of resignation to the Board confirming the same.

(c)           Obligations.   Executive will continue to perform Executive’s duties faithfully and to the best of Executive’s ability and will continue to devote Executive’s full business efforts, energy and skills to the duties assigned to him by the Board.  For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

2.            Compensation.

            (a)            Salary.  As of the Effective Date, the Company will pay Executive a monthly salary of $18,750.00 payable in two installments of $9,375 each on the 15th and last day of each calendar month during the Employment Term in full compensation of Executive’s services hereunder (the “Salary”).  The Salary will be paid in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings.

            (b)           Signing Bonus.  As a further inducement to Executive to enter into this Agreement, the Company will pay Executive a one-time payment of thirty-five thousand ($35,000) dollars on October 15, 2009 (the “Signing Bonus”).

            (c)           Equity.  During the Initial Term, Executive will not be eligible to receive awards of stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time (collectively, “Awards”).

3.           Employee Benefits.

(a)      General.          Executive will continue to be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company.

(b)      Medical Expense/Life Insurance: During the Initial Term the Company agrees to continue to reimburse Executive for his monthly private health insurance (as currently in effect) premium of $1,687.61, his monthly private dental insurance (as currently in effect) premium of $136.00 and his monthly private life insurance (as currently in effect) premium of currently $75.00, all of such amounts subject to increase from time to time upon notice to Executive by the applicable insurance carrier (the “Benefit Payments”).  Company agrees to reimburse Executive for any such increases up to a maximum of twenty (20%) percent of the current premiums.

(c)       US VISA/Work Authorization: During the Employment Term, the Company will assist Executive in obtaining the necessary Visa/Work Authorization for Executive and his family, followed immediately by an application for a US Green Card, on the assumption, and agreement by Executive, that Executive meets all necessary criteria for obtaining a Green Card. Any legal cost associated with obtaining a Green Card will be paid by the Company.

(d)      Expenses: The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

(e)       Director and Officer Insurance. During the Employment Term Company shall maintain (i) Directors and Officers Insurance  (the “D&O Insurance”) with an insurance company with an A.M. Best rating and coverage as in place as of the Effective Date and Executive shall be included as an “officer” of Company under such policy, and (ii) reasonable and customary indemnification provisions in its By-laws and Certificate of Incorporation that are at least as protective of Executive as the laws of the state in which Company is then incorporated. The Company will use commercially  reasonable efforts to  maintain the D&O Insurance in effect for a period of six years following the termination of this Agreement. .

4.        Waiver of Rights and Benefits Under the Prior Employment Agreement.

As a further inducement to the Company to enter into this Agreement, Executive hereby waives any and all rights, benefits, payments, stock options and Awards to which Executive may have been entitled to under the terms of the Prior Employment Agreement, including without limitation:

(a)       Any and all Options (as defined in the Prior Employment Agreement) permitting the Executive to acquire up to an aggregate of 2,000,000 shares of the Company’s common stock whether vested or unvested pursuant to the Stock Option Agreement (as defined in the Prior Employment Agreement) as the same may have been from time to time amended are hereby terminated as of the Effective Date and are of no further force and effect; Executive has simultaneously with his execution and delivery of this Agreement delivered the Stock Option Agreement to the Company for cancellation;

(b)      Any and all Options permitting the Executive to acquire up to an aggregate of 500,000 shares of the Company’s common stock whether vested or unvested pursuant to the Stock Option Agreement dated June 11, 2008 as the same may have been from time to time amended (the “June 2008 Stock Option Agreement”) are hereby terminated as of the Effective Date and are of no further force and effect; Executive has simultaneously with his execution and delivery of this Agreement delivered the June, 2008 Stock Option Agreement to the Company for cancellation;

(c)       Anything in Section 4(a) of the Prior Employment Agreement to the contrary notwithstanding, the relocation expense reimbursement in the amount of $35,000 referred to in Section 4(a) of the Prior Employment Agreement is hereby waived by Executive; and

(d)      The discretionary annual bonus fund in the aggregate principal amount of $50,000.

            5.         Resignations. Executive as of the Effective Date hereby resigns as a director of the Company and from any office other than that of the Chief Executive Officer and President of the Company. Upon termination of Executive’s employment hereunder, Executive shall be deemed to have resigned as an officer and director of Company, its subsidiaries and affiliates, if then so acting, as of the date of such termination.

            6.         Earlier Termintion.

                        (a)        By Executive.  The Executive may terminate this Agreement by five (5) day  prior written notice to the Company:

                                    (i)         at any time for any or no reason

                                    (ii)        at any time on or after March 31, 2010 , for any or no reason, with or without Cause, upon written notice to  Executive.

                        (b)        By the Company. The Company may terminate this Agreement at any time:

                                    (i)         during the Initial Term immediately  upon written notice to Executive,                                               for Cause; and

                                    (ii)        on or after March 31, 2010 , for any or no reason, with or                                         without Cause, upon written notice to  Executive.

7.        Severance Benefits.

           (a)        Termination By the Executive During the Initial Term.  If during the Initial Term, Executive terminates his employment (or requires or consents to the Company’s termination of his employment) for any or no reason, then, subject to Section 6(d) below, Executive will receive the following severance from the Company or, if a Change of Control has been consummated, the Company’s successor in a Change of Control:

  (i)                 Severance Payment.  Executive will receive a lump sum in the amount equal to the pro-rata portion of Executive’s Salary (less applicable withholding taxes) for a period from the date of such termination through March 31, 2010 plus the Signing Bonus to the extent not previously paid (the “Salary Severance Payment”).

  (iii)                 Continued Employee Benefits.  Executive will receive a lump sum in the amount equal to the pro-rata portion of the Benefit Payments for a period from the date of such termination through March 31, 2010 (the “Benefit Severance Payment”). The Salary Severance Payment and the Benefits Severance Payment are collectively, herein referred to as the “Severance Payments.”

 (b)           Termination by the Company for Cause.  The Company may terminate this Agreement for Cause at any time during the Employment Term.  If Executive’s employment with the Company terminates for Cause by the Company (or any parent or subsidiary of the Company), then (i) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned as of the date Executive receives written notification of Executive’s termination for Cause), and (ii) Executive will not be entitled to receive the Severance Payment or other benefits, including, the Signing Bonus, to the extent not already paid.

(c)           Termination After the Expiration of the Initial Term. Termination of the this Agreement and the Executive’s employment, by either the Company or the Executive for any reason whatsoever after the Initial Term shall not result in any obligation to make any Severance Payment or any other payment of any kind to Executive.

(d)           Separation and Release of Claims Agreement.  The receipt of any Severance Payments or benefits pursuant to this Agreement is subject to the Executive signing and not revoking a separation and release of claims agreement in substantially the form of Exhibit A hereto (the “Release”), which must become effective no later than the 60th day following the Executive’s termination of employment (the “Release Deadline”), and if not, the Executive will forfeit any right to Severance Payments or benefits under this Agreement.  To become effective, the Release must be executed by the Executive and any revocation periods (as required by statute, regulation, or otherwise) must have expired without the Executive having revoked the Release.  In addition, no Severance Payments or benefits will be paid or provided until the Release actually becomes effective.  The Company shall deliver to Executive a release in the form of Exhibit B hereto.

(e)           Timing of Severance Payments.  The Company will pay the Severance Payments to which Executive is entitled in one lump sum within five (5) business days of the date of termination of this Agreement.

(f)         Unemployment.  Upon termination of Executive’s employment with the Company for any reason other than Cause or because of a Reassignment of Responsibilities, the Company shall not contest any filing made by Executive for unemployment compensation and shall promptly respond to requests for information made by the applicable state unemployment office.

(g)           Exclusive Remedy.  In the event of a termination of Executive’s employment with the Company (or any parent or subsidiary of the Company), the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement.  Executive will be entitled to no severance or other benefits upon termination of employment with respect to acceleration of Award vesting or severance pay other than those benefits expressly set forth in this Section 7.

8.           Definition of Terms.  The following terms referred to in this Agreement will have the following meanings:

(a)           Cause.  “Cause” is defined as a determination by the Company of any of the following: (i) Executive’s conviction of, or plea of guilty or  nolo contendere  to, a felony ; (ii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company; (iii) continued violations by Executive of Executive’s obligations as an employee of the Company which are demonstrably willful and deliberate on Executive’s part after there has been delivered to Executive a written demand for performance from the Company which describes the basis for the Company's belief that Executive has not substantially performed Executive’s duties (unless such violation by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); or (iv) Executive’s conviction for or a plea bargain as to any crime involving fraud, embezzlement or any other act of moral turpitude.

(b)           Change of Control.  “Change of Control” means the occurrence of any of the following events:

(i)                 the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company), (“Person”) that or is or becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding securities (the “Voting Securities”); provided, however, that for purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company shall not be considered a Change of Control; or

(ii)                 a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 7(c)(ii) the following shall not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s securities; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (C).  For purposes of this Section 7(c)(ii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if: (i) its sole purpose is to change the state of the Company’s incorporation; (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (iii) it does not constitute a change in control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii).

          9. Non Competition; Non Solicitation.

                          (a)      In view of the unique and valuable services it is expected that Executive will render to the Company, his knowledge of its trade secrets, and other proprietary information relating to the business of the Company and in consideration of the compensation to be received hereunder, Executive will not, during the Employment Term, engage in, or otherwise directly or indirectly, be employed by, or act as a consultant or lender to, or, without the prior written approval of the Board, be a director, officer, owner, or partner of, any other business or organization that is engaged in the same field of research and development as is the Company. Nothing herein shall be deemed to preclude Executive from being an officer, director, owner, investor in, or partner of, any business or organization which is not competing with the Company, provided the same does not in any manner whatsoever impair Executive ability to perform your duties under this Agreement.

                        (b) During the Employment Term  Executive will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees.

        (c) During the Employment  Term, Executive shall not directly or indirectly make any statements about the Company or any of its employees, directors or products to any other person or entity that will or may have the effect of disparaging the Company, or which is or may be derogatory of the Company.

                        (d) Since a breach of the provisions of this Section 9 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and you hereby consent to the issuance of such injunction. You agree that the provisions of this Section 9 are necessary and reasonable to protect the Company in the conduct of its business.  If any restriction contained in this Section 9 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. This Section 9 shall survive the termination of this Agreement.

            10.       Intellectual Property: Any interest in, without limitation, patents, patent applications, inventions, copyrights, developments, drawings, patentable ideas, concepts, illustrations and processes (“Intellectual Property”) which you now, or hereafter during the period you are employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, you shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all your right, title, and interest in and to such Intellectual Property free and clear of all liens, charges, and encumbrances. To the extent that any such Intellectual Property may be protected pursuant to applicable copyright law, Executive acknowledges that such property is a work for hire within the meaning of such law.

            Executive hereby agrees to execute any documents necessary to evidence Company’s proprietary interest in any intellectual property, discovery or trade secrets referred to herein. In the event Company is unable, for any reason whatsoever, to secure Executive’s  signature to any lawful and necessary document required to apply for protection of, or enforce any rights with respect to, any copyrights, trademark, patent or other proprietary rights, Executive hereby irrevocably designates and appoints Company, and its duly authorized officers and agents, as Executive’s agent and attorney-in-fact, whose power is coupled with an interest, to act for and in your behalf and stead, to execute such documents and to do all other lawful acts to protect Company’s interest in any such copyright, trademark, patent or other proprietary right with the same legal force and effect as if executed by Executive. This Section10 shall survive the termination of this Agreement.

            11.       Confidential Information: All confidential information which you may now possess, or may obtain or create prior to the end of the period Executive are employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by you to any other person or entity either during or after the termination of Executive’s  employment or used by Executive except during your employment by the Company in the business and for the benefit of the Company.  Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of Executive’s employment. This Section 11 shall survive the termination of this Agreement.

12.       Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Executive, Executive shall not have the right to assign or transfer any of Executive’s rights, obligations or benefits under this Agreement, except as otherwise noted herein.

13.       Continuing Effect of the Prior Employment Agreement.  The provisions of

Paragraphs 7, 8 and 9 of the Prior Employment Agreement shall continue in effect and are not otherwise terminated as a result of the Company and Executive entry into this Agreement.

14.         Notice.

(a)           General.  Notices and all other communications contemplated by this Agreement, including a notice of termination of Executive’s employment, will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid.  In the case of Executive, mailed notices will be addressed to Executive at the address set forth on the signature page hereto.  In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its Chief Executive Officer with a copy to Joseph Sierchio, Esq., Sierchio & Company, LLP, 430 Park Avenue, Suite 702, New York, New York 10022.

(b)           Notice of Termination.  Any notice of termination  given hereunder shall indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). Notices given by the Company shall be signed by either an officer of the Company or by any two (2) members of the Board.

            15.       Construction. Executive and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Executive and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.           Voluntary Nature of Agreement.  Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.  Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understands it.  Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive’s choice before signing this Agreement.

17.          Miscellaneous Provisions.

(a)           No Duty to Mitigate.  Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.

(b)           Amendment.  No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive) that is expressly designated as an amendment to this Agreement.

(c)           Waiver.  No waiver by either party of any breach of, or of compliance with,

any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(d)           Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(e)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto as to the subject matter herein and supersedes and replaces all prior or contemporaneous agreements whether written or oral including, without limitation, except as provided in Section 13 of this Agreement, the Prior Employment Agreement.  Executive acknowledges and agrees that this Agreement encompasses all the rights of Executive to any acceleration severance pay based on termination of employment and Executive hereby agrees that he or she has no such rights except as stated herein, and Executive agrees that any such rights, whether in an employment agreement, offer letter, stock option agreement, stock option plan or other agreement, are hereby waived.

                        (f)           Choice of Law.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusettsor any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Commonwealth of Massachusetts for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)           Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(h)           Withholding.  All payments made pursuant to this Agreement will be subject to all applicable withholdings, including all applicable income and employment taxes, as determined in the Company’s reasonable judgment.

(i)      Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code.

(j)      Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(k)     Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized SIGNATORY, as of the Effective Date.

COMPANY:

HEPALIFE TECHNOLOGIES, INC.

/s/ Javier Jimenez

By: Javier Jimenez

Title: Director

Authorized Signatory

EXECUTIVE:

FRANK MENZLER

/s/ Frank Menzler

By: Frank Menzler

Address For Notice to Executive:        60 State Street,

                                                            Suite 700

                                                            Boston, MA 02109

EXHIBIT A

FORM of EXECUTIVE RELEASE

Certain capitalized terms used in this Release are defined in the Employment Agreement dated as of September 30, 2009 between HepaLife Technologies, Inc, and Frank Menzler (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under Section 6(c) of the Agreement.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ ADEA ”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing;  provided ,  however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

Executive

______________________

Frank Menzler

Acknowledgement

State of ____________________________________}
County of __________________________________} SS.

On this _____________ day of __________, 20____before me _________________ the undersigned officer, personally appeared Frank Menzler to me personally known and known to me to be the same person(s) whose name(s) is (are) signed to the foregoing instrument, and acknowledged the execution thereof for the used and purposed therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

_______________________________________________

Notary Public/Commissioner of Oaths

(SEAL)

My Commission Expires

Exhibit B

Form of Company Release

    HepaLife Technologies, Inc. (“HepaLife”), in consideration of the execution and delivery by Frank Menzler (the “Executive”) of a Release (“Release”) pursuant to the terms of the Restated Employment Agreement between the Executive and HepaLife dated as of September 30, 2009 (the “Agreement”), and subject to the continued enforceability of such Agreement and Release, with effect as of <>, hereby releases, acquits and forever discharges Executive and his heirs, successors, agents, executors, administrators, attorneys and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, of which HepaLife has actual knowledge as of the date of this Limited Release, that HepaLife has or may in the future have against him, based on facts and circumstances existing on or prior to the date hereof, in law or equity, relating to or arising under, Federal, Massachusetts, or other state or local law; any employment or similar contract, any employment statute or regulation, contract law, tort law; and common law, including but not limited to any actions for fraud and breach of contract;  provided,  however , that HepaLife does not hereby release Executive from (a) any of his obligations under the Agreement, or (b) any claims relating to or arising under, Federal, Massachusetts, or other state or local law contract law, tort law; and common law, including but not limited to any actions for fraud or breach of contract; of which HepaLife does not have actual knowledge as of the date of this Limited Release or arising under the Agreement.

HepaLife Technologies, Inc.

By: ________________________________________

Name:

Title:

CORPORATE ACKNOWLEDGEMENT

State of:           __________________________________}
County of:       __________________________________} SS.

On this      day of______, _____before me the undersigned officer, personally appeared <>, known personally to me to be the <> of the above named corporation and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

IN WITNESS WHEREOF I have hereunto set my hand and official seal this     day of ____________.

______________________________________________
Notary Public/Commissioner of Oaths

(SEAL)

My Commission Expires